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                                                                  EXHIBIT 10(p)
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                        COMPUTER TASK GROUP, INCORPORATED
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First Employee Stock Purchase Plan (Eight Amendment and Restatement).



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                        COMPUTER TASK GROUP, INCORPORATED
                       FIRST EMPLOYEE STOCK PURCHASE PLAN
                       (EIGHTH AMENDMENT AND RESTATEMENT)
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         1. NAME AND PURPOSE. The name of the plan is the Computer Task Group,
Incorporated First Employee Stock Purchase Plan (the "Plan"). The Plan is intended to provide an opportunity for employees of Computer Task Group, Incorporated (the "Company") and its subsidiaries ("Subsidiaries") to purchase shares of common stock of the Company ("Shares") and thereby provide an incentive for them to remain in the employ of the Company and its Subsidiaries and to give them a proprietary interest in its success. The term "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and shall be interpreted and construed in accordance with such purpose.

         2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") who shall not receive any compensation for administering the Plan. The Compensation Committee may from time to time interpret, construe and amend the Plan, adopt rules and regulations relating to its administration and appoint one or more agents to assist it in the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Compensation Committee shall be final, conclusive and binding. The Company shall pay all expenses of the administration of the Plan.

         3. DURATION OF PLAN. The Plan shall remain in effect until terminated by the Compensation Committee or as otherwise set forth herein. Each calendar year shall be a Plan Year.

         4. SHARES SUBJECT TO PLAN. The maximum aggregate number of Shares which can be purchased pursuant to the Plan by all employees of the Company and its subsidiaries shall be 5,500,000, except as adjusted pursuant to Section 15 hereof.

         5. ELIGIBILITY. All employees of the Company and its Subsidiaries shall be eligible to participate in the Plan and to purchase Shares as hereafter set forth, except that no employee may participate in the Plan, if immediately after an option is granted to him or her hereunder, he or she would own (as defined in Section 424 of the Code) Shares of the Company (including shares of the Company which he or she may purchase under outstanding options) possessing five (5%) percent or more of the total combined voting power or value of all classes of shares of the Company. In addition, no employee may participate in the Plan if the option granted to him or her under the Plan would permit him or her to purchase Shares under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of such Shares (determined at the time the option hereunder is granted) in any Plan Year. For purposes of this paragraph, the rules set forth in Section 423(b)(8)(A), (B) and (C) of the Code shall be applicable.

         6. PURCHASE OF SHARES; GRANT OF OPTIONS. Shares shall be purchased under the Plan by the exercise of options granted hereunder. Each employee who participates in the Plan ("Plan Participant") shall be granted an option on each payday of the Company which shall entitle him or




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her to purchase Shares under the Plan up to the maximum number of Shares which he or she can purchase with no more than ten (10%) percent of the total compensation paid to him or her by the Company or any of its Subsidiaries. Such amount shall be proportionately reduced to reflect the employee's maximum length of service with the Company or any of its subsidiaries in the Plan Year. The options shall be exercisable only in the manner set forth in Section 8 hereof.

         7. PURCHASE PRICE. The purchase price for Shares purchased under this Plan shall be the fair market value of the Shares on the last day immediately preceding the payday on which the Shares are purchased (the "Price Date"). The term "fair market value" shall be the closing price for a Share as reported by the National Association of Securities Dealers listing for New York Stock Exchange Composite Transactions at the close of business on the Price Date. In the event that there was no such report for such day, the fair market value shall be such closing price on the first preceding day for which there is such a report. In no event shall the purchase price for Shares purchased hereunder be less than the par value thereof.

         8. EXERCISE OF OPTIONS. The options granted hereunder shall be exercisable on each payday of the Company or if applicable, the relevant Subsidiary, but only by a payroll deduction authorized pursuant to Section 9 hereof, and only to purchase not more than the maximum number of Shares which, at the purchase price determined in accordance with Section 7 hereof, an employee can purchase pursuant to Section 6 hereof. If on any payday an employee fails to exercise an option, in whole or in part, the unexercised portion of the option shall lapse and cannot thereafter be exercised.

         9. COMMENCEMENT OF PARTICIPATION IN THE PLAN. An employee may commence participation in the Plan at any time by completing and filing with the Company a "Payroll Deduction Authorization Form" authorizing payroll deductions from his or her pay. An employee who has withdrawn from the Plan may recommence participation in the Plan at any time by completing and filing a form with the Company. Participation in the Plan shall commence or recommence, as the case may be, on the first payday following receipt of the form by the Company's Benefits Department in Buffalo, New York or, in the case of a Subsidiary, at the applicable Benefits Department.

         10. EMPLOYEE ACCOUNTS AND PAYROLL DEDUCTIONS. The Company shall maintain for each Plan Participant a separate bookkeeping account ("Account") to which shall be credited all payroll deductions made for him or her and from which shall be deducted amounts used to purchase Shares hereunder.

         On each payday a payroll deduction in the amount specified in the most recent Payroll Deduction Authorization Form filed with the Company or any of its Subsidiaries shall be made and the amount thereof shall be credited to the Plan Participant's Account. All amounts in the Account shall then be used to purchase the maximum number of whole Shares which can be purchased at the purchase price determined in accordance with Section 7 hereof. Any amounts remaining in the Account shall be held by the Company without payment of interest thereon until the next payday and shall then be used to purchase additional whole Shares.

         A Plan Participant may change the amount of his or her payroll deduction (subject always to the limitation set forth in this Plan) by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form with the Company's Benefits Department in Buffalo, New York or the relevant benefits department of a Subsidiary.


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         11. WITHDRAWAL FROM THE PLAN; TERMINATION OF PARTICIPATION IN THE PLAN.
A Plan Participant may withdraw from the Plan at any time and for any reason by delivering a written notification of withdrawal to the Company or the relevant Subsidiary. Any withdrawal shall become effective immediately upon receipt of the written notification by the Company's Benefits Department in Buffalo, New York or the relevant benefits department of a Subsidiary.

         A Plan Participant's participation in the Plan shall automatically terminate upon his or her ceasing to be an employee of the Company or Subsidiary for any reason. An employee who has withdrawn from the Plan may recommence participation in the Plan by completing and filing with the Company or the relevant Subsidiary a new Payroll Deduction Authorization Form.

         Upon withdrawal or termination, all amounts held by the Company or a Subsidiary, if applicable, in the Account of an employee shall be returned to him or her or to his or her estate together with a certificate for Shares purchased hereunder, if requested.

         12. NONTRANSFERABILITY. The options granted hereunder may not be assigned, transferred or hypothecated and are exercisable only by the Plan Participant.

         13. RIGHTS AS A SHAREHOLDER. A Plan Participant shall have all the rights and privileges of a shareholder of the Company with respect to Shares purchased pursuant to the Plan (to the extent permitted by applicable law) on the date the Shares are purchased.

         14. REPORTS; ISSUANCE OF CERTIFICATES FOR SHARES. On or before the last business day of June, September, December and March, a report as to the status of each Plan Participant's Account and certificates representing the Shares which he or she purchased in the first, second, third and fourth calendar quarters, if requested, will be sent to him or her. Shares issued hereunder shall be in the name of the Plan Participant.

         15. ADJUSTMENTS. If there is any change in the outstanding Shares of the Company as a result of a stock dividend, stock split or combination of Shares or any other change, or exchange for other securities, by reclassification, reorganization, redesignation, merger, consolidation, or recapitalization or otherwise, the Compensation Committee may make appropriate adjustments in the number and kind of shares and prices per share of Shares subject to outstanding options in order to preserve the relative benefits to optionees.

         16. AMENDMENT TO THE PLAN. The Compensation Committee may amend the Plan at any time in its sole discretion; provided, however, that without shareholder approval, the Plan may not be amended; (a) to materially increase the number of Shares which may be purchased pursuant to the Plan; (b) materially modify the requirements as to eligibility for participation in the Plan; (c) materially increase the benefits accruing to Participants under the Plan; or (d) if the effect of the amendment is to cause the Plan to no longer be qualified as an "employee stock purchase plan" under Section 423 of the Code.

         17. TERMINATION OF THE PLAN. The Plan may be terminated by the Compensation Committee at any time in its sole discretion and shall terminate automatically, without Compensation Committee action: (i) whenever a required registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the Shares offered pursuant to



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the Plan or (ii) whenever the maximum number of Shares which may be purchased pursuant to the Plan have been purchased.